UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PROS Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROS Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2009

To The Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders of PROS Holdings, Inc. will be held on Thursday, June 4, 2009 at 8:00 a.m., local time, at our corporate headquarters located at 3100 Main Street Suite 900, Houston Texas 77002 for the following purposes:

1.               To elect two directors for a three year term expiring 2012;

2.               To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal   year ending December 31, 2009, and

3.               To transact such other business as may properly come before the meeting or any adjournment thereof.

The above matters are fully described in the proxy statement.  We have not received notice of any other matters that may be properly presented at the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2008 Annual Report.  The Notice contains instructions on how to access those documents over the Internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card. As a result of the Notice, not all stockholders will receive a paper copy of our proxy materials.

Only stockholders of record at the close of business on April 9, 2009 will be entitled to vote at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our offices, 3100 Main Street, Suite 900, Houston, TX 77002, during ordinary business hours, for 10 days prior to the Annual Meeting.  If you would like to review the stockholder list, please call our Corporate Communications Department at 713-335-5151 to schedule an appointment.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.  Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by telephone or (3) by mail using the paper proxy card.  For further details, see “Voting” and your proxy card or the email you received for electronic delivery of this proxy statement.  If you have Internet access, we encourage you to record your vote on the Internet.  It is convenient and it saves us significant postage and processing costs.

For the Board of Directors,
PROS Holdings, Inc.

Charles H. Murphy
Executive Vice President and
Chief Financial Officer

Houston, Texas
April 21, 2009

PROS Holdings, Inc.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 4, 2009

General

The enclosed proxy is solicited on behalf of the Board of Directors of PROS Holdings, Inc. for use at the Annual Meeting of stockholders to be held Thursday, June 4, 2009 at 8:00 a.m., local time, at our corporate headquarters located at 3100 Main Street, Suite 900, Houston Texas, 77002, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  Only stockholders of record at the close of business on April 9, 2009 are entitled to notice of and to vote at the meeting.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2008, including financial statements, were first mailed or made available on or about April 21, 2009 to stockholders entitled to vote at the meeting.

The purposes of the meeting are:

1.               To elect two directors for a three year term expiring 2012;

2.               To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.               To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals being presented.

Record date and shares outstanding

Stockholders of record at the close of business on April 9, 2009 are entitled to notice of and to vote at the meeting.  As of this record date 25,692,558 shares of our common stock were issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting.  Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her.

Vote required

If a quorum is present, a plurality vote of the holders of our common stock entitled to vote and present or represented at the meeting is required for the election of a director. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting is required to approve the ratification of the selection of our independent auditors. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director. A properly executed proxy marked “abstain” with respect to any matter is considered entitled to vote and thus, will have the effect of a vote against a matter, except for the election of directors.

Our Bylaws provide that a majority of the outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.  Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Attending the annual meeting

The Annual Meeting will be held at 8:00 a.m., local time, on Thursday, June 4, 2009, at our corporate headquarters located at 3100 Main Street, Suite 900, Houston Texas, 77002.  When you arrive, signs will direct you to the meeting room.  Please note that the doors to the meeting room will not be open until 8:00 a.m.  You do not need to attend the Annual Meeting to vote.  Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed below.

Revocability of proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by:

•                  Filing with our Corporate Secretary at or before the taking of the vote at the meeting a written notice of revocation bearing a later date than the proxy;

•                  Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at or before the taking of the vote at the meeting; or

•                  Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to PROS Holdings, Inc. at our headquarters located at 3100 Main Street, Suite 900, Houston Texas 77002, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary before the taking of the vote at the meeting.

Electronic delivery of PROS Holdings, Inc. stockholder communications

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2008 Annual Report.  The Notice contains instructions on how to access those documents over the Internet.  The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card. As a result of the Notice, not all stockholders will receive a paper copy of our proxy materials.

Voting instructions

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.  Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by telephone or (3) by mail using the paper proxy card.  If you have Internet access, we encourage you to record your vote on the Internet.  It is convenient and it saves us significant postage and processing costs.  In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.  If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

•                  Vote by Internet. You can vote via the Internet. The website address for Internet voting is www.proxyvote.com. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, June 3, 2009. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•                  Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. Have your proxy card in hand when you call and then follow the instructions. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Wednesday, June 3, 2009. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•                  Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to PROS Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the annual meeting

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

Solicitation of proxies

We will bear the expense of soliciting proxies in the enclosed form.  In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.  Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication.  We do not intend to pay additional compensation for doing so.

Householding matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household.  If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact our Corporate Communications Department by writing to our principal office at 3100 Main Street Suite 900, Houston, Texas 77002. Upon written request, we will provide a separate copy of this proxy statement.  In addition, stockholders sharing an address can request delivery of a single copy of proxy statements if you are receiving multiple copies upon written request to our Corporate Secretary at the address stated above.

PROPOSAL ONE

Our Board of Directors consists of seven directors, which are divided into three classes, each of whose members serve for a staggered three-year term.  The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Our Class II directors, Ellen Keszler and William Russell, have been nominated by the Board of Directors to fill a three-year term expiring in 2012.  The two other classes of directors, who were elected or appointed for terms expiring at the Annual Meetings in 2010 and 2011, respectively, will remain in office.

Unless a proxy is marked to withhold authority to vote, the proxy holders will vote the proxies received by them for the two Class II nominees named below, each of whom is currently a director and each of whom has consented to be named in this proxy statement and to serve if elected.  In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill the vacancy.  We do not expect that any nominee will be unable or will decline to serve as a director.

Vote required

Election of a director requires the plurality vote of the holders of our common stock entitled to vote and present or represented at the meeting. Accordingly, the two nominees who receive the highest number of properly executed “FOR” votes from the holders of common stock, will be elected as directors. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal.  While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends voting “FOR” the two class II nominees listed below.

The name of and certain information regarding each Class II nominee as of April 9, 2009 is set forth below, together with information regarding our Class I and Class III directors remaining in office.  This information is based on data furnished to us by the nominees and directors.  The business address for each nominee for matters regarding PROS Holdings Inc. is 3100 Main Street, Suite 900, Houston, TX 77002.

Name	Director Since	Age	Current Position(s) with PROS

Class II Nominees for Terms Expiring in 2012
Ellen Keszler	2008	46	Director
William Russell	2008	57	Director

Class III Directors with Terms Expiring in 2010
Albert E. Winemiller	1999	66	Chairman of the Board, President and Chief Executive Officer
Ronald F. Woestemeyer	1985	63	Executive Vice-President, Strategic Business Planning and Director

Class I Directors with Terms Expiring in 2011
Greg B. Petersen	2007	46	Director
Timothy V. Williams	2007	60	Director
Mariette M. Woestemeyer	1985	57	Director

Class II nominees

Ellen Keszler has served as a director of PROS Holdings, Inc. since 2008.  Mrs. Keszler serves as President and Chief Executive Officer of Clear Sky Associates, a management and strategy consulting firm focused on the technology and travel industries.  Previously, Mrs. Keszler served as President of Travelocity Business from 2003 to 2007; a technology focused corporate travel management company.  From 2000 to 2003, Mrs. Keszler served as Senior Vice President - North American Division of Sabre Travel Network, a travel technology and services business.  From 1987 to 2000, Mrs. Keszler held various finance roles at Sabre Holdings, American Airlines and JCPenney. These functions included financial planning, strategic analysis, treasury, mergers and acquisitions, and financial operations. Mrs. Keszler holds an MBA from the University of Texas at Austin and a BS degree in Civil Engineering from Texas A&M University.

William Russell has served as a director of PROS Holdings, Inc. since 2008 and also serves as the Lead Independent Director.  Mr. Russell served in a number of senior-level roles in his more than 20 years at Hewlett-Packard, including Vice President and General Manager of the multi-billion dollar Enterprise Systems Group.  He has served in a variety of roles on both public and private boards at a number of companies in the technology and enterprise software sector since he retired from Hewlett-Packard in May 2003.  He has previously served on the boards of webMethods and Cognos.  Mr. Russell holds a BS in Computer Science from Edinburgh University and has completed several executive development programs from institutions including Harvard Business School and INSEAD.

Class III directors

Albert E. Winemiller joined PROS Holdings Inc. in 1999 as our President and Chief Executive Officer and has served as Chairman of our Board of Directors since October 2000. Mr. Winemiller began his career as a software engineer at IBM and has over 20 years experience as an executive for information services and software products companies. Mr. Winemiller’s experience includes serving as President of infoUSA, a provider of business and consumer information and research services and as Senior Vice President for Automatic Data Processing, a provider of transaction processing and information-based business solutions.  Mr. Winemiller holds a BS and MS degrees from the University of Missouri and an MBA from Harvard Business School.

Ronald F. Woestemeyer co-founded PROS Holdings Inc. in 1985 with his wife, Mariette Woestemeyer, and has been a director since our founding and our Executive Vice President since 1997. From 1985 to 1997, Mr. Woestemeyer served as our Chief Executive Officer. Prior to founding PROS Holdings Inc., Mr. Woestemeyer spent 14 years at Texas International Airlines in various management and executive positions with responsibility over sales and marketing.  Mr. Woestemeyer holds a BBA degree from the University of Houston.

Class I directors

Greg B. Petersen has served as a director of PROS Holdings Inc. since July 2007.  Mr. Petersen is currently the Executive Vice President and Chief Financial Officer of Lombardi Software, Inc., a Business Process Management software provider. From 2007 to 2008, Mr. Petersen was President of Texas Capital Advisors LLC. Previously, Mr. Petersen was Executive Vice President and Chief Financial Officer from 2005 to 2007 and, from 2001 to 2005, the Senior Vice President and Chief Financial Officer of Activant Solutions, a provider of business management solutions to retail and wholesale distribution businesses.  From 2000 until 2001, Mr. Petersen served as Vice President of Finance of Trilogy Software, a provider of enterprise software and business services, and as its Treasurer from 1999 until 2000.  From 1997 to 1999, Mr. Petersen was Senior Vice President of Planning and Business Development of RailTex, a short-line and regional rail service provider. From 1989 to 1997, Mr. Petersen held various finance and strategy positions at American Airlines, most recently as managing director of corporate development.  Mr. Petersen holds a BA in economics from Boston College and a MBA from the Fuqua School of Business at Duke University.

Timothy V. Williams has served as a director of PROS Holdings Inc. since July 2007.  Mr. Williams serves as Senior Vice President and Chief Financial Officer of Blackbaud, Inc., a provider of software and services to non-profit organizations, and has held this role since 2001.  From 1994 to 2001, he served as Executive Vice President and Chief Financial Officer of Mynd (now a subsidiary of Computer Sciences Corporation), a provider of software and services to the insurance industry.  Prior to that, Mr. Williams worked at Holiday Inns, most recently as Executive Vice President and Chief Financial Officer. Mr. Williams holds a BA from the University of Northern Iowa

Mariette M. Woestemeyer co-founded PROS Holdings Inc. in 1985 with her husband, Mr. Woestemeyer, and has served as a director since our founding.  Mrs. Woestemeyer was the Chief Financial Officer of Metro Networks, a broadcasting company, from 1983 to 1985 and held various financial roles with Continental Airlines and its predecessor, Texas International Airlines, prior to 1983.  Mrs. Woestemeyer holds a BBA degree and an MBA from the University of Houston.

CORPORATE GOVERNANCE MATTERS

Board composition

Our Board of Directors currently is comprised of seven directors.  Mrs. Woestemeyer, Mrs. Keszler and Messrs. Petersen, Russell, Williams, Winemiller and Woestemeyer currently serve as our directors.  Our Bylaws provide that the number of directors constituting our Board of Directors shall be not more than nine, and the exact number of directors may be fixed or changed, by resolution adopted by the affirmative vote of a majority of the directors then in office.

Independence of Directors

The Board of Directors has adopted categorical standards or guidelines to assist our Board of Directors in making its independence determinations with respect to each director.  These standards are published in our Corporate Governance Guidelines and are available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com. The Board of Directors has determined that the following four directors are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards and federal securities laws: Messrs. Petersen, Russell and Williams and Mrs. Keszler.  As part of such determination of independence, our Board of Directors has affirmatively determined that none of these four directors have a relationship with us that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.  A majority of our Board of Directors is independent, and our Audit Committee, our Compensation Committee and our Nominating and Governance Committee is comprised of all independent directors.

Meeting attendance

During 2008, our Board of Directors held ten meetings, the Audit Committee held eight meetings, the Compensation Committee held twelve meetings, and the Nominating and Governance Committee held three meetings.  No incumbent director attended fewer than 75% of the aggregate of all meetings of our Board of Directors, and the committees on which he or she served, during 2008.  The Board of Directors encourages all directors to attend meetings of the stockholders.  Our independent directors regularly meet outside the presence of management in executive sessions.

Director nomination

The Nominating and Governance Committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board of Directors and the selection of new directors to serve on our Board of Directors. In addition, the Nominating and Governance Committee is responsible for establishing the procedures for our stockholders to nominate candidates to our Board of Directors. Although the Nominating and Governance Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include, but are not limited to, business experience, mature judgment, personal and professional ethics, and integrity and values. These standards are published in our Corporate Governance Guidelines and are available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.

Our bylaws permit any stockholder of record to nominate directors.  Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described on page 30. The Nominating and Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.  In addition, the Board of Directors has elected a Lead Independent Director.  The table below presents the members of each of our committees and the Lead Independent Director.

			Nominating and	Lead
	Audit	Compensation	Governance	Independent
Director	Committee	Committee	Committee	Director
Albert E. Winemiller
Ronald F. Woestemeyer
Ellen Keszler	X		X
Greg B. Petersen	X	Chair	X
William Russell		X	Chair	X
Timothy V. Williams	Chair	X	X
Mariette M. Woestemeyer

Audit committee

The current members of our Audit Committee are Messrs. Petersen and Williams and Mrs. Keszler.  Our Board of Directors has determined that each member meets the independence requirements of the NYSE listing standards and Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that each qualify as an Audit Committee financial expert within the meaning of SEC regulations and the rules of the NYSE.  In arriving at this determination, the board has examined each member’s scope of experience and the nature of their employment in the corporate finance sector.

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements.  Specific responsibilities of our Audit Committee include:

•                  reviewing and providing oversight over the qualification, independence and performance of our independent auditor and determining whether to retain or terminate its services;

•                  approving the terms of engagement of our independent auditor and pre-approving the engagement of our independent auditor to perform permissible non-audit services;

•                  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our annual and quarterly financial statements and reports;

•                  reviewing with management and our independent auditor matters that have a significant impact on our financial statements;

•                  conferring with management and our independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•                  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•                  reviewing and approving all related party transactions.

Our Audit Committee operates under a written charter, a copy of which is available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.  In 2008, the Audit Committee held three in-persons meeting and five telephonic meetings.  The report of the Audit Committee begins on page 29.

Compensation committee

The current members of our Compensation Committee are Messrs. Petersen, Russell and Williams.  Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.  Our Board of Directors has determined that Messrs. Petersen, Russell and Williams each meet the independence requirements of the NYSE listing standards and federal securities laws.

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation and benefits for our executive officers and directors.  Specific responsibilities of our Compensation Committee include:

•                  determining and reviewing all forms of compensation for our executive officers and directors, including, among other things, annual salaries, bonuses, equity awards, severance arrangements, change in control protections and other compensatory arrangements;

•                  reviewing and approving corporate performance goals and objectives relevant to such compensation;

•                  administering our equity incentive plans and granting awards of options and other equity-based awards to our executive officers, directors and employees;

•                  reviewing our compensation discussion and analysis and Compensation Committee report required by the rules of the SEC; and

•                  evaluating and recommending to our Board of Directors the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs.

Our Compensation Committee operates under a written charter, a copy of which is available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.  In 2008, the Compensation Committee held two in-person meetings and ten telephonic meetings.  The report of the Compensation Committee begins on page 25.

Nominating and Governance committee

The members of the Nominating and Governance Committee are Messrs. Petersen, Russell and Williams and Mrs. Keszler.  The board has determined that each member meets the independence requirements of the NYSE listing standards and federal securities laws.  Specific responsibilities of our Nominating and Governance Committee include:

•                  identifying, evaluating and recommending to our Board of Directors candidates to serve as members of our Board of Directors and considering the nomination of our incumbent directors for reelection;

•                  evaluating stockholder nominations of candidates for election to our Board of Directors;

•                  reviewing our general policy relating to selection of director candidates and members of committees of our Board of Directors, including an assessment of the performance of our Board of Directors; and

•                  reviewing and making recommendations to our Board of Directors regarding corporate governance principles and director compensation.

Our Nominating and Governance Committee operates under a written charter, a copy of which is available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.  In 2008, the Nominating and Governance Committee held two in-person meetings and one telephonic meeting.

Executive sessions and Lead Independent Director

In accordance with NYSE corporate governance listing standards, our non-management directors meet in executive session without management present each time the Board of Directors holds its regularly scheduled meetings.

The Board of Directors has elected a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the Board of Directors may determine. While the Board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Mr. Williams served as Lead Independent Director until November 19, 2008. Mr. Russell was elected to serve as Lead Independent Director effective November 20, 2008.

The role of the Lead Independent Director includes:

•                  presiding at non-management executive sessions, with the authority to call meetings of the independent directors; presiding at executive sessions;

•                  functioning as principal liaison on Board-wide issues between the independent directors and the Chairman;

•                  if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Lead Independent Director operates under a written charter, a copy of which is available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.

Compensation committee interlocks and insider participation

No member of our Compensation Committee and none of our executive officers has any relationships that would constitute an interlocking relationship with executive officers and directors of any another entity.

Director compensation

Under our 2008 director compensation policy, our non-employee members of our Board of Directors received an annual retainer of $20,000 and a retainer of $7,500 if such director also serves on our Audit Committee or Compensation Committee.  In addition, non-employee members of our Board of Directors, upon election or appointment to the board, prior to November 2008, received a grant of an option to purchase 30,000 shares of our common stock, while non-employee members of our Board of Directors upon election or appointment to the board, subsequent to November 2008 received a grant of 15,000 restricted stock units. The grant of option to purchase 30,000 shares of our common stock awarded to each non-employee member of our Board of Directors are immediately exercisable and vest on a monthly basis.  The Restricted Stock Units vest annually in equal installments over a three year period.

The chairman of the Audit Committee and Compensation Committee is entitled to an annual retainer of $12,500.  In addition, each non-employee director is entitled to receive $1,000 per in-person meeting of the Board of Directors, $500 per telephonic meeting of the Board of Directors or any committee that is not an in-person meeting and $750 per in-person meeting of any of our Audit Committee, Compensation Committee or Nominating and Governance Committee if such director also serves on one or more of those committees.  All fees are paid on a quarterly basis.  We have also agreed to reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with their attendance at our Board of Directors or committee meetings.

Fiscal year 2008 director compensation table

The following table presents the compensation details for each non-employee directors for services to us during fiscal 2008:

	Fees
	Earned	Restricted
	or Paid	Stock		Options
	in Cash	Units		Awards
Name	($)	($) (1)		($)(1)		Total ($)
Harry S. Gruner (2)	36,685	—		57,400	(4)	94,085
Kurt R. Jaggers (3)	47,250	—		57,400	(4)	104,650
Ellen Keszler	15,189	—		12,247	(5)	27,436
Greg B. Petersen	54,750	—		57,400	(4)	112,150
William Russell	6,213	3,534	(6)	—		9,747
Timothy V. Williams	60,250	—		57,400	(4)	117,650
Mariette M. Woestemeyer	28,250	—		57,400	(4)	85,650

(1)   Represents the expense incurred by us for the year ended December 31, 2008, as determined under Financial Accounting Standard No. 123R, for outstanding awards granted to non-employee directors.  See Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(2)   Mr. Gruner resigned from the Board of Directors on November 20, 2008.  The resignation of Mr. Gruner was solely for personal reason and did not involve any disagreements with the Company, the Company’s management or the Board of Directors.

(3)          Mr. Jaggers resigned from the Board of Directors on March 4, 2009.  The resignation of Mr. Jaggers was solely for personal reason and did not involve any disagreements with the Company, the Company’s management or the Board of Directors.

(4)   The corresponding grant-date fair value of the options granted in 2007 was $172,200 for each of the directors.

(5)   The corresponding grant-date fair value of the options granted in 2008 was $103,500 for the director.

(6)   The corresponding grant-date fair value of the restricted stock units awarded in 2008 was $82,650 for the director.

The table below presents the aggregate number of shares of stock option and restricted stock units held by our directors as of December 31, 2008.

	Stock	Option
Name	Awards (#) (1)	Awards (#) (2)
Kurt R. Jaggers (3)		30,000
Ellen Keszler	—	30,000
Greg B. Petersen	—	30,000
William Russell	15,000	—
Timothy V. Williams	—	30,000
Mariette M. Woestemeyer	—	30,000

(1)          Restricted stock unit represents the contingent right to receive one share of PROS Holdings, Inc. common stock  and vests annually in equal installments over a three year period with the first vesting period ending November 20, 2009.

(2)          Represents option to purchase 30,000 shares of our common stock. Option awards are immediately exercisable and vest on a monthly basis over a three year period.  Messrs. Petersen and Williams and Mrs. Woestemeyer’s option to purchase our common stock began vesting on June 27, 2007 and Mrs. Keszler’s option to purchase our common stock began vesting on August 21, 2008.

(3)          Mr. Jaggers resigned from the Board of Directors on March 4, 2009.  The resignation of Mr. Jaggers was solely for personal reason and did not involve any disagreements with the Company, the Company’s management or the Board of Directors.

Corporate governance guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board of Directors follows, including, but not limited, with respect to Board of Directors and committee composition and selection, director responsibilities, director access to officers and employees and Chief Executive Officer performance evaluation and succession planning. A printed copy of our Corporate Governance Guidelines may be obtained by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Communications.  A copy of our Corporate Governance Guidelines is also available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.

Code of business conduct and code of ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. We will provide copies of our Code of Business Conduct and Ethics without charge upon request.  A printed copy of our Code of Business Conduct and Ethics may be obtained by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Communications. Our Code of Business Conduct and Ethics is also available under the Corporate Governance — Investor Relations section of our website at www.prospricing.com.

Communications with our board of directors

Stockholders who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at 3100 Main Street, Suite 900, Houston, TX 77002. Such communication will be forwarded to the intended recipient(s).  We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence.

Communications that are intended specifically for the Lead Independent Director should be sent to the street address noted above, to the attention of the Lead Independent Director.

PROPOSAL TWO

The Audit Committee of our Board of Directors has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2009 and recommends that stockholders vote for ratification of such appointment.  Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in our best interests and the best interests of our stockholders.  In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

PricewaterhouseCoopers LLP has audited our financial statements annually since 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote required

Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.  A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote and thus, will have the effect of a vote against a matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal.  While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Summary of fees

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.

The following table summarizes the aggregate fees billed for professional services rendered to us by PricewaterhouseCoopers LLP in 2008 and 2007.  A description of these various fees and services follows the table.

	2008	2007
Audit fees	$556,798	$853,834
Tax fees	35,000	29,500
Total fees	$591,798	$883,334

Audit fees

The aggregate fees billed to us by PricewaterhouseCoopers LLP in connection with the annual audit of our financial statements, for the reviews of our financial statements included in the quarterly reports on Form 10-Q, consents related to documents filed with the SEC and accounting and financial reporting consultations and research necessary to comply with generally accepted audit standards, were $556,798 and $318,484 for the years ended December 31, 2008 and 2007, respectively.  For the year ended December 31, 2007, we incurred $535,350 of audit fees related to our initial public offering and follow-on offering.

Tax Fees

The aggregate fees billed to us by PricewaterhouseCoopers LLP in connection with tax services were $35,000 and $29,500 for the years ended December 31, 2008 and 2007, respectively. Tax fees are fees for tax compliance, tax advice and tax planning.

The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting. During fiscal 2008, all such services were pre-approved in accordance with the procedures described above.

Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, the appointment of PricewaterhouseCoopers LLP is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

EXECUTIVE OFFICERS

Certain information concerning our executive officers as of the date of this proxy statement is set forth below, except that information concerning Messrs. Winemiller and Woestemeyer is set forth above under “PROPOSAL ONE.”

Name	Age	Position
Charles H. Murphy	64	Executive Vice President and Chief Financial Officer
Andres D. Reiner	38	Senior Vice President – Product Development
Jeffrey E. Robinson	42	Senior Vice President – Pricing Solutions

Charles H. Murphy joined PROS Holdings, Inc.  in 1998 and has served as our Executive Vice President and Chief Financial Officer since March 2001.  Prior to joining the Company, Mr. Murphy spent 13 years in Chief Financial Officer positions with Expert Software, a publicly traded software company, Merchant International, a software company, and Packaging Machinery Company, a publicly traded manufacturer of packaging machinery.  Mr. Murphy was Vice President-Treasurer with Coleco Industries, a publicly traded toy and video game company, and began his career with Coopers & Lybrand where he was a certified public accountant. Mr. Murphy holds a BS degree from Bentley College.

Andres D. Reiner joined PROS Holdings, Inc. in 1999 and serves as our Senior Vice President of Product Development. As Senior Vice President of Product Development, Mr. Reiner is responsible for product management, architecture, and development of the next generation Pricing and Revenue Optimization software products.  Mr. Reiner led, and continues to contribute to, the development of the PROS Pricing Revenue Optimization (PRO) Platform, which is a set of Pricing, Forecasting, and Optimization engines that are configured to form the component-based architecture that is the foundation of the Company’s products.  Prior to joining the Company, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix.  Mr. Reiner received a BS in Computer Science with a minor in Mathematics from the University of Houston.

Jeffrey E. Robinson joined PROS Holdings, Inc. in 2000 and serves as Senior Vice President of Pricing.  Mr. Robinson is responsible for sales of the pricing solutions for manufacturing, distribution, and services industries.   Prior to joining the Company, Mr. Robinson held management positions in sales operations, finance, and professional services in the Software Division of ADAC Laboratories, winner of the 1996 Malcolm Baldrige National Quality Award.  Mr. Robinson also brings experience from GroupLogix, an Internet start-up, and the NASA Technology Commercialization Center.  Mr. Robinson brings over 15 years of management in sales, marketing, product management, and implementation services.  Mr. Robinson received his MBA from Rice University, with concentrations in Finance and Marketing, and he holds a BA degree in Economics from Brigham Young University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, and the transactions described below.

Relationship with management, founders and investors

Ownership.  Albert E. Winemiller, our Chief Executive Officer, President and Director, and Ronald F. Woestemeyer, our Executive Vice President, Director and one of our founders, and Mariette Woestemeyer, who is married to Mr. Woestemeyer and serves on our Board of Directors along with her husband, each hold more than 5% of our common stock.

Indemnification agreements.  We have entered into indemnification agreements with each of our current Directors and executive officers.  These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We also intend to enter into indemnification agreements with our future directors and executive officers.

Employment arrangements.  We have entered into an employment agreement with each of Messrs. Winemiller, Murphy, Woestemeyer, Reiner and Robinson, our executive officers, which address, among other things, the terms of their employment.

Procedures for related party transactions

Under our Code of Business Conduct and Ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest for us.  In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our compliance officer who then reviews and summarizes the proposed transaction for our Audit Committee.  Pursuant to its charter, our Audit Committee must then approve any related party transactions, including those transactions involving our directors.  In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.  Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 9, 2009, unless otherwise noted below, for the following:

•                  each person or entity known to own beneficially more than 5% of the outstanding common stock as of the date indicated in the corresponding footnote;

•                  each director and director nominee;

•                  each of the named executive officers named in the Summary Compensation table; and

•                  all directors and executive officers as a group.

Applicable percentage of ownership is based on 25,692,558 shares of our common stock outstanding as of April 9, 2009, unless otherwise noted below, together with applicable options for each stockholder.  Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of April 9, 2009 through the exercise of any option or other right.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002.

		Share	Total Shares	Percentage
	Shares	Under Exercisable	Beneficially	Beneficially
Name of Beneficial Owner	Number	Options (1)	Owned	Owned
Albert E. Winemiller (2)	1,520,100	150,000	1,670,100	6.5%
Charles H. Murphy (3)	236,100	150,000	386,100	1.5%
Ronald F. Woestemeyer (4)	4,798,043	—	4,798,043	18.7%
Andres Reiner (5)	66,062	77,499	143,561	0.6%
Jeff Robinsn (6)	12,007	61,041	73,048	0.3%
Ellen Keszler (7)	—	30,000	30,000	0.1%
Greg B. Petersen (8)	5,000	30,000	35,000	0.1%
William Russell (9)	—	—	—	0.0%
Timothy V. Williams (10)	—	30,000	30,000	0.1%
Mariette M. Woestemeyer (11)	4,798,043	30,000	4,828,043	18.8%

Brown Capital Management, Inc. (12)	2,802,955	—	2,802,955	10.9%
FMR, LLC (13)	1,937,242	—	1,937,242	7.5%
RS Investments Management Co, LLC (14)	1,376,144	—	1,376,144	5.4%

All executive officers and directors as a group (10 people)	6,637,312	528,540	7,165,852	27.9%

(1)  Includes only equity awards exercisable within 60 days of April 9, 2009.

(2)  Consists of (a) 1,500,000 shares held of record by Albert E. Winemiller Jr. 2006 Irrevocable Trust; (b) 20,000 shares held of record by Debra Ann Winemiller; (c) stock options to acquire 150,000 shares of our common stock, which were granted to Mr. Winemiller on April 2, 2007, which are immediately exercisable and which vested at 25% on April 2, 2008 and the remainder will vest monthly thereafter based on continued employment through April 2, 2011, and (d) 100 shares held of record by Albert E. Winemiller. Mr. Winemiller disclaims beneficial ownership of the shares held of record by Albert E. Winemiller Jr. 2006 Irrevocable Trust and Debra Ann Winemiller, except to the extent of his pecuniary interest therein.

(3)  Consists of (a) 209,350 shares held of record by Charles H. Murphy; (b) 26,750 shares held of record by Emily L. Murphy, and (c) stock options to acquire 150,000 shares of our common stock, which were granted on April 2, 2007, which are immediately exercisable and which vested at 25% on April 2, 2008 and the remaining will vest monthly thereafter based on continued employment through April 2, 2011.

(4)  Consists of (a) 1,673,936 shares held of record by Ronald F. Woestemeyer and Mariette Woestemeyer, (b) 962,464 shares held of record by Ronald F. Woestemeyer 2007 Annuity Trust, of which Mr. Woestemeyer is the sole trustee, (c) 641,643 shares held of record by Mariette M. Woestemeyer 2007 Annuity Trust, of which Mrs. Woestemeyer is the sole trustee, (d) 1,000,000 shares held of record by DB Trust Co. — Woestemeyer 1999 Gift Trust, of which DB Trust Company NA is the sole trustee (e) 520,000 shares held of record by Karoma LLC, of which Mr. and Mrs. Woestemeyer are the sole managers, and (f) stock options held by Mrs. Woestemeyer to acquire 30,000 shares, which are immediately exercisable. On March 13, 2009, Mrs. Woestemeyer was granted 5,000 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest.  Mr. Woestemeyer disclaims beneficial ownership of the shares held of record by Mariette M. Woestemeyer 2007 Annuity Trust and Woestemeyer 1999 Gift Trust, the shares issuable upon the exercise of the stock options held by Mrs. Woestemeyer and the restricted stock units held by Mrs. Woestemeyer.

(5)  Consists of (a) 66,562 shares held of record by Andres D. Reiner, (b) 6,250 shares issuable upon the exercise of stock options granted to Mr. Reiner on February 10, 2005, which are immediately exercisable and fully vested, (c) 10,782 shares issuable upon the exercise of stock options granted to Mr. Reiner on December 30, 2005, which are exercisable upon vesting.  As of April 9, 2009, 7,500 stock options are exercisable and vested. The remaining stock options vest monthly over a three year period ending December 30, 2009, (d) 50,000 shares issuable upon the exercise of stock options granted to Mr. Reiner on March 26, 2007, which are exercisable upon vesting.   As of April 9, 2009, 27,083 stock options are exercisable and vested.  The remaining stock options vest monthly over a three year period ending March 26, 2011 (e) 100,000 shares issuable upon the exercise of stock options granted to Mr. Reiner on November 15, 2007, which are exercisable upon vesting.  As of April 9, 2009, 3,333 stock options are exercisable and vested. The remaining stock options vest monthly over a thirty month period beginning June 1, 2009, (f) 50,000 shares issuable upon the exercise of stock options granted to Mr. Reiner on May 14, 2008, which are exercisable upon vesting.  As of April 9, 2009, 33,333 stock options are exercisable and vested.  The remaining stock options vest monthly over an eighteen month period beginning May 14, 2008 and (g) 50,000 Restricted Stock Units granted to Mr. Reiner on November 11, 2008 which vest one third on January 1, 2010 with the remaining two thirds vesting annually in equal installments over the next two years.  On March 13, 2009, Mr. Reiner was granted 25,000 restricted stock units, which vest annually over a three year period, in equal installments.  Each restricted stock unit represents the contingent right to receive one share of PROS Holdings, Inc. common stock.

(6)  Consists of (a) 12,007 shares held of record by Jeffrey E. Robinson, (b) 6,250 shares issuable upon the exercise of stock options granted to Mr. Robinson on February 10, 2005, which are immediately exercisable and fully vested, (c) 8,907 shares issuable upon the exercise of stock options granted to Mr. Robinson on December 30, 2005, which are exercisable upon vesting.  As of April 9, 2009, 5,625 stock options are exercisable and vested.  The remaining stock options vest monthly over a three year period ending December 30, 2009, (d) 35,417 shares issuable upon the exercise of stock options granted to Mr. Robinson on March 26, 2007, which are exercisable upon vesting.  As of April 9, 2009, 12,500 stock options are exercisable and vested.  The remaining stock options vest monthly over a three year period ending March 26, 2011 (e) 100,000 shares issuable upon the exercise of stock options granted to Mr. Robinson on November 15, 2007, which are exercisable upon vesting. As of April 9, 2009, 3,333 stock options are exercisable and vested. The remaining stock options vest monthly over a thirty month period beginning June 1, 2009, (f) 50,000 shares issuable upon the exercise of stock options granted to Mr. Robinson on May 14, 2008, which are exercisable upon vesting.  As of April 9, 2009, 33,333 stock options are exercisable and vested.  The remaining stock options vest monthly over an eighteen month period beginning May 14, 2008 and (g) 50,000 Restricted Stock Units granted to Mr. Robinson on November 11, 2008 which vest one third on January 1, 2010 with the remaining two thirds vesting annually in equal installments over the next two years.  On March 13, 2009, Mr. Robinson was granted 25,000 restricted stock units, which vest annually over a three year period, in equal installments.  Each restricted stock unit represents the contingent right to receive one share of PROS Holdings, Inc. common stock.

(7)  Consists of 30,000 shares issuable upon the exercise of stock options granted to Mrs. Keszler on August 21, 2008, which are immediately exercisable and which vest in equal monthly installments over a three year period.  On March 13, 2009, Mrs. Keszler was granted 5,000 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest.

(8)  Includes (a) 30,000 shares issuable upon the exercise of stock options granted to Mr. Petersen on June 27, 2007, which are immediately exercisable and which vest in equal monthly installments over a three year period.  On March 13, 2009, Mr. Petersen was granted 7,500 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest.

(9)  Mr. Russell was granted 15,000 Restricted Stock Units on November 11, 2008 which vest annually in equal installments over a three year period.  Each restricted stock unit represents the contingent right to receive one share of PROS Holdings, Inc. common stock.  On March 13, 2009, Mr. Russell was granted 10,000 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest.

(10)  Consists of 30,000 shares issuable upon the exercise of stock options granted to Mr. Williams on June 27, 2007, which are immediately exercisable and which vest in equal monthly installments over a three year period.  On March 13, 2009, Mr. Williams was granted 10,000 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest.

(11)  Consists of (a) 1,673,936 shares held of record by Ronald F. Woestemeyer and Mariette Woestemeyer, (b) 962,464 shares held of record by Ronald F. Woestemeyer 2007 Annuity Trust, of which Mr. Woestemeyer is the sole trustee, (c) 641,643 shares held of record by Mariette M. Woestemeyer 2007 Annuity Trust, of which Mrs. Woestemeyer is the sole trustee, (d) 1,000,000 shares held of record by DB Trust Co. — Woestemeyer 1999 Gift Trust, of which DB Trust Company NA is the sole trustee (e) 520,000 shares held of record by Karoma LLC, of which Mr. and Mrs. Woestemeyer are the sole managers, and (f) stock options held by Mrs. Woestemeyer to acquire 30,000 shares, which are immediately exercisable.  On March 13, 2009, Mrs. Woestemeyer was granted 5,000 restricted stock units, which vest on January 1, 2010.  In the event of a change in control, the restricted stock units fully vest. Mrs. Woestemeyer disclaims beneficial ownership of the shares held of record by Ronald F. Woestemeyer 2007 Annuity Trust and Woestemeyer 1999 Gift Trust.

(12)  According to information contained in the Schedule 13G/A filed by Brown Capital Management, Inc. with the SEC on February 4, 2009, Brown Capital Management, Inc. reported that as of December 31, 2008, it had (a) sole voting power to direct the vote of 1,552,707 shares of our common stock and (b) sole dispositive power with respect to 2,802,955 shares of our common stock.

(13)  According to information contained in the Schedule 13G filed by FMR LLC with the SEC on February 17, 2009, FMR LLC reported that it or certain of its affiliates beneficially owned 1,937,242 shares of our common stock as of December 31, 2008 and that they had (a) sole voting power to direct the vote of 828,360 shares of our common stock and (b) sole dispositive power with respect to 1,937,242 shares of our common stock.

(14)  According to information contained in the Schedule 13G filed by RS Investments Management Co. LLC with the SEC on February 10, 2009, RS Investments Management Co. LLC reported that it or certain of its affiliates beneficially owned 1,376,144 shares of our common stock as of December 31, 2008 and that they had (a) sole voting power to direct the vote of 1,376,144 shares of our common stock and (b) sole dispositive power with respect to 1,376,144 shares of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5.  Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file related to transactions in our common stock.  Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements.  As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2008, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except a late Form 4 report was filed by Albert Winemiller and Charles Murphy on February 28, 2008 to report the grant of options by PROS Holdings Inc.; a late Form 4 report was filed by Jeffrey E. Robinson on May 12, 2008 to report the sale of shares pursuant to a Rule 10b5-1 plan; a late Form 4 report was filed by Andres D. Reiner and Jeffrey E. Robinson on November 11, 2008 to report the grant of Restricted Stock Units by PROS Holdings Inc. and a late Form 4 report was filed by Ronald Woestemeyer and Mariette Woestemeyer on November 26, 2008 to report the purchase of PROS Holdings Inc. common stock pursuant to a Rule 10b5-1 plan.

COMPENSATION DISCUSSION AND ANALYSIS

Our mission is to help our customers improve business and financial performance by providing them with our pricing and revenue optimization software products.  Implementing our mission relies on delivering these software products successfully and competitively, as well as our ability to help our customers address their pricing and revenue optimization needs.  As a result, it is critical that we are able to attract, motivate and retain highly talented individuals who are committed to us and our mission and are willing to identify and exploit opportunities to grow our business.  Consequently, the goals of our executive compensation program are to align our executive officers’ compensation with our mission and the interests of our stockholders, to provide incentives and rewards to our executive officers for our success and to reflect the teamwork philosophy of our executive management team.

Our Compensation Committee did not rely on any benchmark studies of comparable companies in establishing executive compensation.  Rather, we relied upon the experience and expertise of management and the members of our Compensation Committee to adopt executive compensation programs.  The Compensation Committee took into consideration our financial condition and operating results, our operating plan, our geographic location and the objectives of our executive compensation policies described below, and established an executive compensation program that the Compensation Committee members believed, based on their experience, is the most appropriate to motivate, retain and reward our executive officers.

The objectives of our executive compensation policy

Our executive compensation programs are designed to achieve the following objectives:

•                  attract and retain talented and experienced executives in the highly competitive and dynamic pricing and revenue software market;

•                  motivate and reward executives whose knowledge, skills and performance are critical to our success;

•                  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value;

•                  provide a competitive compensation package which is weighted heavily towards pay for performance, and in which total compensation is primarily determined by company/team and individual results and the creation of stockholder value;

•                  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•                  foster a shared commitment among our management team by coordinating their respective teams and individual goals; and

•                  compensate our executives to manage our business to meet our long-range objectives.

Role of the Compensation Committee in setting executive compensation

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our Compensation Committee, which consists entirely of non-employee directors.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit policies are consistent with both our compensation philosophy and our corporate governance guidelines:

•                  evaluated our compensation practices and assisted in developing and implementing the executive compensation policy;

•                  established a practice, in accordance with the rules of the NYSE, of reviewing the performance and determining the compensation earned, paid or awarded to our chief executive officer independent of input from him; and

•                  established a policy, in accordance with the rules of the NYSE, to review on an annual basis the performance of our other executive officers with assistance from our chief executive officer and determining what we believe to be appropriate total compensation for these executive officers.

Basis of executive compensation

Based on our goals and the experience of our board and management, we established the following elements of executive compensation: base salary, cash incentive bonuses and long-term incentive awards, each as further described below.

We have chosen these components of our executive compensation program because we believe that they reward both long-term and short-term success while providing retention value. We also believe that these components are fairly standard for technology companies generally.

The Compensation Committee elected not to retain a compensation consultant in connection with its executive compensations activities.  The Compensation Committee elected to rely on the experience of the Compensation Committee members, the process undertaken by the Compensation Committee as discussed in this proxy and the deliberation of the Compensation Committee members.  Our Compensation Committee typically considers the recommendations of our chief executive officer and/or other members of management and determines the use and weight of each compensation element based on the subjective importance of each element in meeting our overall objectives.  We elect to put a significant amount of each executive’s total potential compensation “at risk” based on our financial and the executive’s performance, which is reflected in our mix of short-term and long-term incentive components.

As we continue to evolve and have different priorities, we will evaluate our compensation packages and these components on a quantitative and qualitative basis to determine if they are still appropriate on at least a yearly basis or as circumstances dictate.  We anticipate making new awards and adjustments to our compensation elements on an annual basis in connection with our yearly review and the recommendations of our chief executive officer and/or other members of management.

Components of executive compensation

Base salaries

Base salaries for our executive officers are reviewed on a yearly basis. For 2008, our executive officers’ base salaries were set by reviewing their then current salaries in light of 2007 company performance and individual performance, scope of their responsibilities, the experience of the members of our Compensation Committee with similar stage companies and general economic factors.  We use base salaries primarily to retain our executives.

In February 2008, the Compensation Committee reviewed the responsibilities and performance of Messrs. Winemiller, Murphy and Woestemeyer, their tenure with us, their existing compensation packages and their expected contributions and responsibilities for 2008.  Based on this review our Compensation Committee approved an increase in the base salary for Mr. Winemiller from $300,000 to $340,000 and for Mr. Murphy from $275,000 to $300,000 effective January 1, 2008.  The base salary for Mr. Woestemeyer was not revised.

In May 2008, the Board of Directors appointed Jeffrey E. Robinson, as our Senior Vice President — Pricing Solutions and Andres D. Reiner, as our Senior Vice President — Product Development. In connection with such appointment, the Compensation Committee reviewed Messrs. Robinson and Reiner’s existing compensation packages and expected contributions and responsibilities for 2008.  Based on that review the Compensation Committee approved an increase in the base salary of Mr. Robinson from $182,000 to $210,000 and for Mr. Reiner from $182,000 to $210,000, effective January 1, 2008.

Cash incentive bonus

We have an annual cash incentive bonus plan for our executive officers under which bonuses may be paid shortly after the end of each year based on our performance against meeting our corporate objectives for the year.  Bonuses are intended to compensate our executive officers for achievement of our corporate financial goals.  The bonuses are paid in cash and are generally paid in the first quarter following completion of a given year.  Our Compensation Committee does not have the discretion to increase the targets or decrease the amounts payable to any of our executives, but it does have the discretion to lower the targets and increase the amounts payable under this cash incentive plan.  Traditionally, the committee has not exercised this discretion nor did it exercise it in 2008.

Each component of this bonus is independent of the other components and has minimum target and maximum target levels.  The target bonus amounts are payable under this cash bonus plan if we hit our target levels for each component.  Actual results between the minimum, target and the maximum goal levels would be pro-rated.  We use our annual cash incentive bonus plan to align our executive’s performance with our financial results and to motivate our executives to achieve annual goals.

Long-term incentive award programs

Our base salary and cash incentive bonus plans are intended to compensate and motivate for the short-term.  We believe that providing our executive officers with an ownership stake through participation in our long-term incentive plans will encourage long-term performance and help align their interests with those of our stockholders.  We have granted stock options and restricted stock units since we believe that these types of equity awards are competitive in our industry and are best understood by our executives and employees.

1999 equity incentive plan.  The Company’s 1999 equity incentive plan authorized the Company to grant options to purchase shares of common stock to its employees, directors and consultants at the Company’s discretion.  Stock option grants under this plan were usually made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives.  Periodic stock option grants were made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee of the Board of Directors considered the recommendations of our CEO and other members of management.  No options were awarded in 2006 since the Compensation Committee had determined there was sufficient retention value in the outstanding options and common stock subject to restrictions held by the Company’s executive officers.  Stock options granted by the Company have an exercise price equal to the fair market value of its common stock on the day of grant, typically vest 25% on the first anniversary and monthly thereafter, based upon continued employment over a four-year period, and generally expire ten years after the date of grant.  The Company’s 1999 equity incentive plan was terminated in March 2007 for purposes of granting any future equity awards.  There were issued and outstanding stock options to purchase 154,114 shares of the Company’s common stock under this plan on December 31, 2008.  None of these options were held by the Company’s executive officers.

2007 equity incentive plan.  The Company’s 2007 equity incentive plan (“2007 plan”) was adopted in March 2007.  The purpose of the 2007 plan is to promote the Company’s long-term growth and profitability.  The 2007 plan is intended to make available incentives that will help the Company to attract, retain and reward employees whose contributions are essential to its success.  Under the 2007 plan, the Company’s employees, officers, directors and other individuals providing services to the Company or any of its affiliates are eligible to receive awards.  The 2007 plan has an evergreen provision that allows for an annual increase equal to the lesser of (i) 3.5% of the Company’s outstanding shares (ii) 900,000 shares or (iii) any lesser amount determined by the Compensation Committee of the Board of Directors.  The Company may provide these incentives through the grant of: (i) restricted stock awards; (ii) restricted stock unit awards; (iii) stock options; (iv) stock appreciation rights; (v) phantom stock; and (vii) performance awards.

A total of 2,770,000 shares have been reserved for issuance under the 2007 plan.  As of December 31, 2008, the Company had outstanding equity awards to acquire 2,732,488 shares of its common stock held by the Company’s employees, directors and consultants under the 2007 plan.  Included in the outstanding equity awards is 350,000 restricted stock units held by the Company’s employees, directors and consultants.  As of December 31, 2008, 8,451 shares remain available for grant or award under the 2007 plan.  As of December 31, 2008, there has not been any issuance of restricted stock awards, stock appreciation rights, phantom stock or performance awards under this plan.

On February 26, 2009, the Company increased the number of shares available by 898,000 under the evergreen provision in the Company’s 2007 equity incentive plan increasing the number of shares reserved for issuance to 3,668,000.  As of April 9, 2009, 407,951 remain available for grant or award under the 2007 plan.

Options generally have a ten-year term and typically vest over three-four years.  At December 31, 2008, there were an estimated $13.1 million of total unrecognized compensation costs related to share-based compensation arrangements for options and restricted stock units granted.  These costs will be recognized over a weighted average period of 2.6 years.

Stock options.  Our 2007 plan permits the granting of options to purchase shares of our common stock intended to qualify as incentive stock options, under Section 422 of the Internal Revenue Code, and nonqualified stock options. The option exercise price and the term of each option are determined by the Compensation Committee. The Compensation Committee also determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. The Compensation Committee, as plan administrator, can determine vesting for grants which generally expire ten years after the date of the grant.

Stock appreciation rights.  The Compensation Committee may grant a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

Restricted stock awards and units.  The Compensation Committee may award shares of our common stock to participants at no cost or for a purchase price or restricted stock units that are settled in shares of our common stock. These restricted stock and restricted stock unit awards may be subject to restrictions or may be free from any restrictions under our 2007 plan. The purchase price of the shares, if any, and any applicable restrictions, are determined by the Compensation Committee.

Phantom stock.  The Compensation Committee may grant stock equivalent rights, or phantom stock, which entitles the recipient to receive credits which are ultimately payable in the form of cash, shares of our common stock or a combination of both. Phantom stock does not entitle the holder to any rights as a stockholder.

Performance awards.  The Compensation Committee may grant performance awards to participants entitling the participants to receive cash, shares of our common stock or a combination of both, upon the achievement of performance goals and other conditions determined by the Compensation Committee. The performance goals may be based on our operating income or on one or more other business criteria selected by the Compensation Committee.

In the event of any stock split, stock dividend or similar transaction, the shares subject to the 2007 plan and any outstanding awards will automatically be adjusted. The 2007 plan will continue in effect until the tenth anniversary of its approval by our board, unless earlier terminated earlier. The Compensation Committee may amend, terminate or modify the plan at any time.

In the event of certain significant corporate transactions, including a change in control of the Company, any then-outstanding equity award or option under the 2007 plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects to assume, continue or substitute for such awards or options and the holder of such award or option is terminated without cause or resigns for good reason within 18 months of a change of control of the Company, such awards or options shall vest in full. If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for the equity awards or options under the 2007 plan, all outstanding equity awards and options under the 2007 plan will vest in full and become fully exercisable.

The Compensation Committee believes that the use of stock options and equity awards offers the best approach to achieve our compensation goals with respect to long-term incentives and currently provides tax and other advantages to our employees relative to other forms of equity compensation. We believe that our equity incentive program is an important retention tool for our employees.

At the beginning of 2008, the Compensation Committee conducted an annual review of the compensation packages of our executive officers, including the retention value of their compensation components, their contributions to our business and their ability to continue to provide leadership to us and to maintain our success. The Compensation Committee believed it was in our best interests to provide additional stock options to our executive officers to incentivize them and to provide additional retention value. In February 2008, we granted to each of our Chief Executive Officer and Chief Financial Officer a stock option under our 2007 plan to purchase 100,000 shares of our common stock at $14.93 per share.  Mr. Woestemeyer was not granted any stock options at this time because the Compensation Committee believed that his significant equity ownership was sufficient for motivation and retention.

In November 2008, Messrs. Winemiller and Murphy surrendered options held to acquire 100,000 shares each of the Company’s common stock.  Messrs. Winemiller and Murphy made the request to surrender their options to enable the Compensation

Committee to grant employees (other than Mr. Winemiller and Mr. Murphy) more shares than would have otherwise been available for grant under the 2007 plan.   Upon surrender, the shares subject to these options returned to the plan as available to grant.  Messrs. Winemiller and Murphy requested that no additional compensation be paid to them in connection with the surrender.  Messrs. Winemiller and Murphy did not receive any value for the surrender of these options and did not receive a new grant of restricted stock units or any additional compensation.

The Compensation Committee granted the following equity awards under the 2007 plan to each in 2008, Messrs. Reiner and Robinson (i) a stock option to purchase 50,000 shares of our common stock at $12.72 per share was granted on May 14, 2008, and (ii) 50,000 restricted stock units was granted on November 11, 2008.   On March 13, 2009, the Compensation Committee granted each, Messrs. Reiner and Robinson 25,000 restricted stock units under the 2007 plan.  Each restricted stock unit represents the contingent right to receive one share of PROS Holdings, Inc.

Benefits.  We provide our executive officers the following benefits, generally on the same terms as we provide our other employees.

health, dental, travel, accident insurance and vision;

life insurance;

employee assistance plan;

medical and dependent care flexible spending account;

short-and long-term disability, accidental death and dismemberment;

a 401(k) plan;

paid time off and vacations;

sick days; and

tuition reimbursement.

We believe these benefits are consistent with companies with which we compete for employees.

401(k) Plan.  In May 1996, we adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, which generally covers our full-time employees. The plan is intended to qualify under Section 401(a) of the Internal Revenue Code. Contributions, and income earned thereon, are not taxable to employees until withdrawn from this plan. Under this plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the plan. This plan also permits us to make matching contributions to the plan on behalf of participants. Since January 2000, we have matched up to 50% of an employee’s contribution up to 6% of the employee’s eligible income contributed to our 401(k) plan.

Severance and termination provisions

We provide our executive officers severance packages if they are terminated without “cause” (as defined in their employment or severance agreements) in order to attract and retain them. The amount of severance benefits is described below. The Compensation Committee reviews the potential payouts to ensure their market-competitiveness in order to incentivize our executive officers to maintain focus on both daily and long-term efforts.

On March 24, 2009, the Company entered into a First Amendment of Employment Agreement with Messrs. Reiner and Robinson.  The First Amendment of Employment Agreement with Messrs. Reiner and Robinson would provide for payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for twelve months.  The unpaid bonus described in subsection (i) shall be paid on or about termination and the bonus as described in subsection (ii) shall be payable in equal installments during the twelve month period following termination.  Such bonuses are payable if Messrs. Reiner or Robinson are terminated by us without cause, as defined in the agreement or by the Named Executive Officer for Good Reason, as defined in the agreement.

On March 24, 2009, the Company entered into a Second Amendment of Employment Agreement with Messrs. Winemiller and Murphy.  The Second Amendment of Employment Agreement will provide Messrs. Winemiller and Murphy with payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for twelve months.   The unpaid

bonus described in subsection (i) shall be paid on or about termination and the bonus as described in subsection (ii) shall be payable in equal installments during the twelve month period following termination.  Such bonuses are payable if Messrs. Winemiller and Murphy are terminated by us without cause, as defined in the agreement or by the Named Executive Officer for Good Reason, as defined in the agreement.  In addition, the amended employment agreements provides for the payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for eighteen months if such officer is terminated without “cause” or if such officer resigns for “good reason” within six months prior to or any time after a change in control transaction of the Company. Messrs. Winemiller and Murphy are subject to non-competition and non-solicitation restrictions during the term of their employment and for the 12-month period following the termination of their employment.

We entered into employment agreements with Mr. Robinson, our Senior Vice President, Pricing, and Mr. Reiner, our Senior Vice President, Product Development, on April 24, 2008.  Both of these agreements are for a two year term and automatically renew for one year terms unless the Company decides not to renew them. The base salaries payable to each of Messrs. Robinson and Reiner are subject to periodic review by our Compensation Committee.  Both Messrs. Robinson and Reiner are entitled to 12 months of severance, up to 12 months of health benefits and acceleration of the vesting on their stock options or other equity awards with respect to shares comprising fifty percent of the unvested shares under such stock options or other equity awards as of the date of termination.  Messrs. Robinson and Reiner are subject to non-competition and non-solicitation restrictions during the term of their employment and for the 12-month period following the termination of their employment.

We entered into employment agreements with Mr. Winemiller, our Chief Executive Officer, and Mr. Murphy, our Chief Financial Officer, on September 30, 2005.  Both of these agreements were originally for a two year term and automatically renew for one year terms unless the Company decides not to renew them. The base salaries payable to each of Messrs. Winemiller and Murphy are subject to periodic review by our Compensation Committee. Both Messrs. Winemiller and Murphy are entitled to 12 months of severance, up to 12 months of health benefits and 12 months of acceleration of the vesting on their stock options granted prior to April 2, 2007 if their employment with us is terminated without “cause” or they resign with “good reason” as defined in those agreements. On April 2, 2007, our board amended these employment agreements to also provide for the full acceleration of vesting, or lapse of all repurchase rights, of any options or other equity awards granted to these executive officers on or after April 2, 2007, if any of these officers is terminated without “cause,” resigns for “good reason” or if a change of control of the Company occurs. In addition, the amended employment agreements provide for 18 months of severance and 18 months of health benefits if such officer is terminated without “cause” or if such officer resigns for “good reason” within six months prior to or any time after a change in control transaction of the Company. Messrs. Winemiller and Murphy are subject to non-competition and non-solicitation restrictions during the term of their employment and for the 12-month period following the termination of their employment.

In January 1999, we entered into an employment agreement with Mr. Woestemeyer, our Executive Vice President. This agreement was originally for a two-year term and automatically renews for one year terms unless the Company decides not to renew. Under this agreement, Mr. Woestemeyer’s salary is subject to periodic review by our Compensation Committee, and he is entitled to 12 months of severance if he is terminated without “cause” as defined in his agreement or we decide not to renew his agreement without giving him notice. If we decide not to renew this agreement and we provide 60-days notice of non-renewal to Mr. Woestemeyer, he is entitled to 10 months of severance. In addition, Mr. Woestemeyer is subject to non-competition and non-solicitation restrictions during the term of his employment and for the severance period following the termination of his employment.

“Cause” is defined in these employment agreements as a breach by our officer of his duties of confidentiality which causes a material harm to us, his conviction of, or a plea of guilty or no contest to, a felony or his failure to perform his duties after notice and a cure period.  In addition, for Messrs. Winemiller, Murphy, Robinson, and Reiner, “cause” also includes an intentional wrongdoing by them that adversely affects us. Messrs. Winemiller, Murphy, Robinson and Reiner can resign for “good reason” and be entitled to severance. “Good reason” is defined in their employment agreements as the assignment of duties to them that are substantially inconsistent with their current roles with us, the relocation of their offices to more than 50 miles from our present location, a material reduction in their base salaries and our failure to provide them with similar benefits that we provide to our other employees.

Components of executive compensation for 2008 and 2009

Executive compensation activities in 2008.  In February 2008, our Compensation Committee adopted our 2008 Executive and Key Employee Incentive Plan (“2008 Bonus Plan”) cash incentive bonus plan and applied an analysis to setting components and targets similar to the analysis the Compensation Committee applied in 2007 under our 2007 Executive and Key Employees Incentive Plan (“2007 Bonus Plan”).  The 2008 Bonus Plan was intended to compensate participants for achieving company financial and operational goals.  The Compensation Committee reviewed our financial performance for the prior year, management’s performance against prior year targets, our plan for the next fiscal year and the total compensation potential afforded the executive officers considering all elements of the executive officers’ compensation.

The potential payouts under the 2008 Bonus Plan were based on our performance as a company within a range of each component’s target. No bonus was to be earned below the target threshold and the maximum bonus was to be earned at the target maximum. The ranges for each component are set forth in the following table:

Component	Target threshold	Target maximum (in millions)
Revenue	90% of Target	$79.5
Non GAAP operating income	90% of Target	15.8
Sales	90% of Target	60.0

Following the growth of our business in 2006 and 2007, the Compensation Committee sought to set 2008 targets consistent with our operating plan for the 2008 fiscal year and at sufficiently high levels to motivate the executive officers to continue to grow the business and manage expenses, with an emphasis on increasing sales. The following table sets forth our revenue, operating income and sales targets for 2008:

Component (In millions)	Target (1)
Revenue	$78.0
Non GAAP operating income	15.3
Sales	55.0

(1)          The targets set forth in this table were established and are disclosed only as performance objectives for our executive officers, and do not constitute guidance regarding our expected future operating results. Our actual operations results are subject to significant risks, uncertainties and contingencies, including those risks set forth in Item 1A “Risk factors” in our annual report on Form 10-K for the year ended December 31, 2008.

Each of the components is independent of the others, but the weighting of the components as they relate to potential bonus payouts is set forth in the following table:

Component	Weighting of component as a % of bonus payment
Revenue	33.3%
Operating income	33.3%
Sales	33.3%

The Compensation Committee weighted the components equally because the Compensation Committee sought to retain the motivational benefits of growing the sales and customer base but also determined that the executive officers should be equally motivated to manage the business in such a way to achieve high operating income.

The Compensation Committee set the amount of each bonus payment as a percentage of the base salary of each executive officer as set forth in the following table:

Executive officer	At target threshold	At target	At target maximum
Albert E. Winemiller	50%	100%	147%
Charles H. Murphy	40%	80%	117.6%
Ronald F. Woestemeyer	22.5%	45%	66.2%
Andres D. Reiner	25%	50%	100%
Jeffrey E. Robinson	25%	50%	100%

The Compensation Committee increased these percentages in 2008 compared with those used in the 2007 Bonus Plan based on its analysis and observations of competitive market pay levels for the respective officers and in consideration of the total compensation of each executive officer.  Under the 2008 Bonus Plan, each executive officer achieved 88.6% of the at target as presented above.

Executive compensation activities in 2009.  On February 25, 2009, our Compensation Committee approved the Named Executive Officer Plan for 2009 (the “2009 NEO Bonus Plan”). The Company’s named executive officers will participate in the 2009 NEO Bonus Plan which is intended to compensate participants for achieving company financial and operational goals.

In response to current global economic challenges, the Company has taken actions to more closely manage its expenses. Consistent with those efforts, the Compensation Committee elected not to increase the base salaries of the named executive officers for 2009.

The 2009 NEO Bonus Plan sets target bonus amounts and performance criteria for participants.  Except for certain modifications described below the general terms of the 2009 NEO Bonus Plan are consistent with the Company’s 2008 Bonus Plan as described above.

The 2008 Bonus Plan was comprised of three components; (i) revenue, (ii) non-GAAP operating income, and (iii) sales, each weighted at 33.3%.  In addition, the Compensation Committee had the right to add a discretionary amount to the bonus received by the named executive officers.  The 2009 NEO Bonus Plan retained the revenue and non-GAAP operating income components of the 2008 Bonus Plan; however, the weighting of these two components was modified. The revenue and the non-GAAP operating income components were each increased to a 45% weighting.The Compensation Committee elected to make discretionary the remaining 10%.

The Compensation Committee felt that by increasing the weighting of the revenue and non-GAAP operating income components of the 2009 NEO Bonus Plan would heighten management’s focus on maximizing our revenues and profitability during the 2009 fiscal year.

To align with the Company’s reporting standards, the revenue and non-GAAP operating income components of the 2009 NEO Bonus Plan will be measured at the end of each quarterly period rather than on an annual basis as in the previous year. There will be a cumulative annual performance calculation for those two components. The discretionary component will be determined by the Compensation Committee on an annual basis at the end of the Company’s fiscal year. The payments will be made on an annual basis unless the Compensation Committee makes a determination to pay on an interim basis.

The performance targets under the 2009 NEO Bonus Plan will be tied to the Company’s 2009 quarterly guidance.  In 2009, the Committee set the amount of each executive officer’s potential bonus payment under the 2009 NEO Bonus Plan, as a percentage of his base salary, as follows:

Executive officer	At target threshold	At target	At target maximum
Albert E. Winemiller	50%	100%	150%
Charles H. Murphy	40%	80%	120%
Ronald F. Woestemeyer	22.5%	45%	67.5%
Andres D. Reiner	25%	50%	100%
Jeffrey E. Robinson	25%	50%	100%

Tax considerations

We are subject to Internal Revenue Code Section 162(m), which limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1,000,000 per person per year, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation approved by our stockholders. In addition to salary and bonus compensation that is not “performance-based,” the exercise of stock options may cause an officer’s total compensation to exceed $1,000,000. However, compensation from options that meet certain requirements will be exempt from the $1,000,000 cap on deductibility. In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person. Although we do not currently anticipate such compensation to exceed the $1,000,000 limit, our officer compensation could in the future exceed this limit, and we may not be able to deduct the compensation amount in excess of $1,000,000. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis section of this proxy statement with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Greg B. Petersen, Chairman

Timothy V. Williams

William Russell

EXECUTIVE COMPENSATION

Summary compensation table

The following table presents the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our highest compensated executive officers (collectively, our “Named Executive Officers”) during 2008.

			Non-equity	Restricted
			Incentive Plan	Stock	Option	All Other
Name and			Compensation	Units	Awards	Compensation
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (2)	($) (3)	Total ($)
Albert E. Winemiller	2008	340,000	301,334	—	121,784	13,074	776,192
President and Chief Executive Officer	2007	300,000	438,000	—	138,143	13,974	890,117
	2006	275,000	291,060	—	—	8,250	574,310

Charles H. Murphy	2008	300,000	212,706	—	121,784	11,145	645,635
Executive Vice President and Chief	2007	275,000	321,750	—	138,143	12,803	747,696
Financial Officer	2006	245,000	194,481	—	—	7,350	446,831

Ronald F. Woestemeyer	2008	233,750	93,226	—	—	13,054	340,030
Executive Vice President	2007	233,750	154,275	—	—	17,194	405,219
	2006	233,750	61,850	—	—	7,013	302,613

Jeff Robinson	2008	210,000	93,059	7,212	15,778	12,746	338,795
Senior Vice President, Pricing	2007	182,000	163,800	—	73,557	5,460	424,817
	2006	170,000	111,860	—	—	4,425	286,285

Andres Renier	2008	210,000	93,059	7,212	15,778	8,943	334,992
Senior Vice President, Product	2007	182,000	163,800	—	73,557	5,460	424,817
Development	2006	176,000	108,662	—	—	5,280	289,942

(1) With respect to year 2008, represents payment for 2008 performance made in March 2009 under our 2008 Bonus Plan.

(2) Represents the expense incurred by us for the years ended December 31, 2008 and 2007, as determined under Financial Accounting Standards No. 123R for outstanding equity awards granted as related to the Named Executive Officers. See Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(3)  Represents matching contributions for each individual’s 401(k) plan contributions, life insurance premiums and health insurance.

Grants of plan-based awards for 2008

The Company awards bonuses pursuant to a 2008 Bonus Plan, which provides for the award of annual cash bonuses, based upon threshold, target and maximum payout amounts.  Please see “Compensation Discussion and Analysis — Components of executive compensation for 2008 and 2009 — Executive compensation activities in 2008” for additional information on the 2008 Bonus Plan.   The actual amount paid to each named executive officer for the fiscal year ended December 31, 2008 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

The following table presents information relating to a 2008 Bonus Plan awards granted to our Named Executive Officers in 2008.

		Estimated Future Payouts under Non-equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Albert E. Winemiller	2/14/2008	170,000	340,000	499,800

Charles H. Murphy	2/14/2008	120,000	240,000	352,800

Ronald F. Woestemeyer	2/14/2008	52,594	105,188	154,743

Jeffrey E. Robinson	5/14/2008	52,500	105,000	210,000

Andres D. Renier	5/14/2008	52,500	105,000	210,000

Outstanding equity awards at fiscal 2008 year-end

The following table presents information, as of December 31, 2008, concerning unexercised options that have not vested for each Named Executive Officer.  We have not granted Mr. Woestemeyer any equity based awards because of his equity position in the Company.

	Option Awards							Restricted Stock Units
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares units or other rights that have not vested ($)
Albert E. Winemiller	150,000	(1)	—		—	6.00	4/2/2017
Charles H. Murphy	150,000	(1)	—		—	6.00	4/2/2017
Jeffrey E. Robinson								50,000	(6)	287,500
	19,444		30,556	(2)	—	12.72	5/14/2018
	—		100,000	(3)	—	16.73	11/15/2017
	7,291		28,126	(4)	—	6.00	3/26/2017
	3,281		5,626	(5)	—	0.65	12/30/2015
	6,250		—		—	0.43	2/10/2015
Andres D. Renier								50,000	(6)	287,500
	19,444		30,566	(2)	—	12.72	5/14/2018
	—		100,000	(3)	—	16.73	11/15/2017
	21,874		28,126	(4)	—	6.00	3/26/2017
	5,156		5,626	(5)	—	0.65	12/30/2015
	6,250		—		—	0.43	2/10/2015

(1) These options were awarded to Messrs. Winemiller and Murphy on April 2, 2007.   They are immediately exercisable and vested 25% on April 2, 2008 with the remaining options vesting monthly, in equal installments, thereafter based on continued employment through April 2, 2011.

(2) These options were awarded to Messrs. Reiner and Robinson on May 14, 2008.  They vest monthly, in equal installments, over an 18 month period from the date of grant.

(3) These options were awarded to Messrs. Reiner and Robinson on November 15, 2007.  The options vest monthly, in equal installments, over a 30 month period commencing June 1, 2009.  These options will be fully vested on December 1, 2011.

(4) These options were awarded to Messrs. Reiner and Robinson on March 26, 2007.   The options vested 25% on March 26, 2008 with the remaining options vesting monthly, in equal installments, thereafter over a three year period.  These options will be fully vested on March 26, 2011.

(5) These options were awarded to Messrs. Reiner and Robinson on December 30, 2005. The options vested 25% on December 30, 2006  with the remaining options vesting monthly, in equal installments, thereafter over a three year period.  These options will be fully vested on December 30, 2009.

(6) The Restricted Stock Units were awarded to Messrs. Reiner and Robinson on November 11, 2008. The Restricted Stock Units vest as follows: 16,666 restricted stock units will vest on January 1, 2010, 16,667 restricted stock units will vest on January 1, 2011, and 16,667 restricted stock units will vest on January 1, 2012.

Option exercises and stock vested for 2008

The following table presents information on stock options exercised during the year ended December 31, 2008.

	Option Awards
	Number of shares	Value realized
Name	acquired on exercise (#)	on exercise ($) (1)
Jeff Robinson	38,020	$498,429
Andres Reiner	13,906	$200,953

(1)          Based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

For the year ended December 31, 2008, Messrs. Winemiller and Murphy did not exercise any options.  In September 2005, Mr. Murphy was granted an immediately exercisable stock option for 100,000 shares.  In 2006, Mr. Murphy exercised 100,000 shares at an exercise price of $0.43 per share.  Of these shares, 75,000 shares of this option grant were vested at December 31, 2007. We would have had the right on December 31, 2007 to repurchase 25,000 shares if Mr. Murphy had been terminated for cause or resigned without good reason on December 31, 2007.  Mr. Murphy’s 25,000 shares vested on December 31, 2008 and our right of repurchase lapsed.

In February 2008, Messrs. Winemiller and Murphy were each granted options to purchase 100,000 shares of our common stock. In November 2008, Messrs. Winemiller and Murphy surrendered options held to acquire 100,000 shares each of the Company’s common stock.  Messrs. Winemiller and Murphy made the request to surrender their options to enable the Compensation Committee to grant employees (other than Mr. Winemiller and Mr. Murphy) more shares than would have otherwise been available for grant under the 2007 plan.   Upon surrender, the shares subject to these options returned to the plan as available to grant.  Messrs. Winemiller and Murphy requested that no additional compensation be paid to them in connection with the surrender. Messrs. Winemiller and Murphy did not receive any value for the surrender of these options and did not receive a new grant of restricted stock units or any additional compensation.

Potential payments upon termination or change in control

Termination events

Our employment agreements with each of our Named Executive Officers provide that in the case of a termination of employment by us without cause, as defined in the agreement, or by the Named Executive Officer for Good Reason, as defined in the agreement, the Named Executive Officers would be entitled to a payment equal to one year of his then current base salary.  In addition to the one year of his then current base salary, Messrs. Winemiller and Murphy would be entitled to; (i) up to 12 months of health benefits; and (ii) full acceleration on the vesting of any stock option award or equity award granted on or after April 2, 2007.  Messrs. Robinson and Reiner would be entitled to (i) up to 12 months of health benefits; and (ii) acceleration of the vesting on their stock options or other equity awards with respect to shares comprising fifty percent of the unvested shares under such stock options or other equity awards as of the date of termination.

The following table presents the amounts of such severance payments to Messrs. Winemiller, Murphy, Woestemeyer, Reiner and Robinson assuming the event that triggered the payment occurred December 31, 2008:

			SFAS 123R
			Fair Value of
		Health	Vesting
Name	Severance ($) (1)	Benefits ($) (2)	Acceleration ($)	Total ($)
Albert E. Winemiller	340,000	6,173	419,580	765,753
Charles H. Murphy	300,000	4,244	419,580	723,824
Ronald F. Woestemeyer	233,750	—	—	233,750
Jeffrey E. Robinson	210,000	5,845	950,361	1,166,206
Andres D. Renier	210,000	2,842	950,361	1,163,203

(1)          Reflects the then current base monthly salary for twelve months, payable on normal payroll cycles.

(2)          Reflects health benefits as made generally available to employees for twelve months.

On March 24, 2009, the Company entered into a First Amendment of Employment Agreement with Messrs. Reiner and Robinson.  The First Amendment of Employment Agreement with Messrs. Reiner and Robinson would provide for payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for twelve months.  The unpaid bonus described in subsection (i) shall be paid on or about termination and the bonus as described in subsection (ii) shall be payable in equal installments during the twelve month period following termination.  Such bonuses are payable if Messrs. Reiner or Robinson are terminated by us without cause, as defined in the agreement or by the Named Executive Officer for Good Reason, as defined in the agreement.

On March 24, 2009, the Company entered into a Second Amendment of Employment Agreement with Messrs. Winemiller and Murphy.  The Second Amendment of Employment Agreement will provide Messrs. Winemiller and Murphy with payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for twelve months.   The unpaid bonus described in subsection (i) shall be paid on or about termination and the bonus as described in subsection (ii) shall be payable in equal installments during the twelve month period following termination.  Such bonuses are payable if Messrs. Winemiller and Murphy are terminated by us without cause, as defined in the agreement or by the Named Executive Officer for Good Reason, as defined in the agreement.

Termination events after a change-in-control

Our employment agreements with Messrs. Winemiller and Murphy provide that in the event of a termination of employment without cause or for Good Reason within six months of or anytime after a change-in-control, Messrs. Winemiller and Murphy each would be entitled to a payment equal to 18 months of his then current base salary. In addition to the 18 months of base salary Messrs. Winemiller and Murphy would be entitled to: (i) 18 months of health benefits, and (ii) full acceleration on the vesting of any stock option award or equity award granted on or after April 2, 2007.

The amounts presented below assume a termination effective as of December 31, 2008, as well as a closing price of our common stock on Monday, December 31, 2008 (the last trading day of our fiscal year) of $5.75 per share, and thus include amounts earned through such time and are estimates of amounts that would be paid out to the Named Executive Officers upon their separation or termination.  The actual obligation can only be determined at the time of the Named Executive Officer’s separation from us.

The following table presents potential payments to the Messrs. Winemiller and Murphy in the event of a termination without cause or termination for Good Reason by Messrs. Winemiller and Murphy within six months of a change-in-control, in each case assuming the event that triggered the payment occurred December 31, 2008:

			SFAS 123R
			Fair Value of
		Health	Vesting
Name	Severance ($) (1)	Benefits ($) (2)	Acceleration ($)	Total ($)
Albert E. Winemiller	509,998	9,260	419,580	938,838
Charles H. Murphy	450,000	6,366	419,580	875,946

(1)          Reflects the then current base monthly salary for 18 months, payable on normal payroll cycles.

(2)          Reflects health benefits as made generally available to employees for 18 months.

On March 24, 2009, the Company entered into a Second Amendment of Employment Agreement with Messrs. Winemiller and Murphy.  The Second Amendment of Employment Agreement will provide Messrs. Winemiller and Murphy with payment of (i) any unpaid bonus earned prior to the termination, and (ii) the payment of a bonus at one hundred percent of performance targets, including discretionary components, within the bonus plan in effect as if employed by the Company for eighteen months.   The unpaid bonus described in subsection (i) shall be paid on or about termination and the bonus as described in subsection (ii) shall be payable in equal installments during the eighteen month period following termination.  Such bonuses are payable if Messrs. Winemiller and Murphy in the event of a termination of employment without cause or for Good Reason within six months of or anytime after a change-in-control.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, and has discussed the accounting firms’ independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the SEC.

Our Board of Directors has determined that each member meets the independence requirements of the NYSE and Rule 10A-3 (b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that each qualify as an Audit Committee financial expert within the meaning of SEC regulations and the rules of the New York Stock Exchange. Our Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available under Corporate Governance in the Company — Investor Relations section of our website at www.prospricing.com.

PricewaterhouseCoopers LLP served as our independent registered public accounting firm since 2002 and audited our consolidated financial statements for the year ended December 31, 2008.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Timothy V. Williams, Chairman

Greg B. Petersen

Ellen Keszler

STOCKHOLDERS PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws, a copy of which was filed as Exhibit 3.2.1 to our Registration Statement on Form S-1/A filed with the SEC on June 15, 2007.  No stockholder proposals were received for consideration at our 2009 annual meeting of stockholders.

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2010 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than December 22, 2009.

Under our bylaws, with respect to any stockholder proposal or director nomination that is not submitted for inclusion in the next year’s proxy statement but instead is proposed to be presented directly at our 2010 annual meeting, the stockholder must provide us written notice not less than one hundred and twenty (120) days in advance of the date that our proxy statement is released to stockholder.  Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and; (b) the name and address, as they appear on our corporate books, of the stockholder proposing such business; (c) the class and number of our shares that are beneficially owned by such stockholder; and (d) any material interest of the stockholder in such business. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

Notwithstanding the above, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred thirty (130) days prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person(s), for election to such positions as are specified in the Company’s notice of meeting, if the stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

ANNUAL REPORT ON FORM 10-K

We have furnished or made available a copy of our Annual Report, as filed with the SEC, including the financial statements thereto to each person whose proxy is being solicited.  Our Annual Report and exhibits thereto may be viewed on the Internet at www.prospricing.com or at www.sec.gov.  We will furnish to any such person any exhibit described in the list accompanying the Annual Report.  Requests for copies of such report and/or exhibit(s) should be directed to Corporate Communications Department, PROS Holdings, Inc., 3100 Main Street Suite 900, Houston, Texas 77002.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this proxy statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this proxy statement.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date PROS HOLDINGS, INC. M13676-P72398 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by PROS Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PROS Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PROS HOLDINGS, INC. 3100 MAIN STREET SUITE 900 HOUSTON, TX 77002 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PROS Holdings, Inc. for the fiscal year ending December 31, 2009. For All Withhold All For All Except 0 0 0 0 0 0 Vote on Directors 01) Ellen Keszler 02) William Russell 1. ELECTION OF DIRECTORS Class II Nominees: Vote on Proposal The Board of Directors recommends a vote IN FAVOR OF the directors listed above and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP. Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. For address changes and/or comments, please check this box and write them on the back where indicated. 0 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PROS HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 4, 2009 The stockholder(s) hereby appoint(s) Albert E. Winemiller and Charles H. Murphy, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROS Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT on June 4, 2009, at 3100 Main Street, Suite 900, Houston, TX 77002, and any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and the proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M13677-P72398 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.